UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 23, 2002


                               RHOMBIC CORPORATION
             (Exact name of registrant as specified in its charter)


        Nevada                         0-28375                  86-0824125
State or other jurisdiction           Commission               IRS Employer
   of incorporation                   File Number          Identification Number


11811 N. Tatum Blvd. # 3031,  Phoenix, Arizona                    85028
   (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number including area code: (602) 421-3479
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On September 23, 2002, the board of directors of the registrant approved a Stock Purchase Agreement, "Agreement", to purchase approximately thirty-one percent (31%) of all of the shares of Next Advisors, Inc. , "NAI" , in exchange for 37,000,000 restricted shares of the remaining 40,000,000 authorized shares of the registrant. The NAI shares were acquired from John Hartman who is the Chief Executive Officer and a director of NAI. As a result of the transaction, Mr. Hartman now owns 55.3% of the registrants 67,000,000 issued and outstanding shares.

The Agreement gives NAI the right to propose up to four individuals to the board of the registrant. The individuals will be installed as directors to fill vacancies until such time as the shareholders may elect a new Board of Directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 23, 2002, the board of directors of the registrant approved a Stock Purchase Agreement to purchase approximately thirty-one percent (31%) of all of the shares of Next Advisors, Inc. , "NAI" , in exchange for 37,000,000 restricted shares of the registrant at a deemed value of $1,110,000. The value of consideration in the exchange was determined at arms length by NAI and the registrant.

NAI is a technology company currently developing an online platform, which will integrate applications and services for wealth management professionals.

As part of the  acquisition,  NAI has three wholly owned  subsidiary  companies:
NEXT Advisors Securities, an NASD registered securities broker-dealer, NEXT Advisors Realty Services which operates as a high-end residential real estate sales company and, NEXT Lending which is a fully licensed mortgage broker serving both the residential and commercial markets. The registrant intends for the operations of NAI and its subsidiaries to continue their operations.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

Consolidated audited financial statements of NAI through December 31, 2001 and unaudited pro forma statements through June 30, 2002 will be filed by amendment to this filing.

        EXHIBITS

        1.   Stock Purchase Agreement

ITEM 9: REGULATION FD DISCLOSURE

The registrant's Agreement with NAI requires the directors of the registrant to call a special shareholder's meeting to vote upon the following issues and any other the Board of Directors may choose to put before them. The items voted on, and agreed to, by a majority of the shareholders present and entitled to vote upon them shall become effective upon whatever date that the shareholders specify by their affirmative vote.

1) An increase in the authorized shares of the company, such that at a minimum it will allow for an increase sufficient to allow for the issuance of the shares purchased under this agreement, the specific number and classes of which to be determined by the Board of Directors of Rhombic prior to the Special Shareholders Meeting.

2) The issuance of 83,000,000 shares of Rhombic common stock in exchange for all of the remaining shares of NAI Series A Common Stock as of the effective date of the vote of the shareholders of NUKE.

Subject to an affirmative vote by a majority of the shareholders present and entitled to vote at the Special Shareholders Meeting and upon the effective date of that vote, the holders of the remaining 69% of all issued and outstanding shares of NAI Series A Common Stock shall exchange those shares for 83,000,000 shares of NUKE Common Stock, such that NUKE shall own one hundred percent (100%) of the issued and outstanding equity of NAI.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2002

                                       RHOMBIC CORPORATION



                                       By /s/ Albert Golusin
                                         --------------------------
                                         Albert Golusin, C.F.O.